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                                                                    Exhibit 10.1


                              CONSULTANCY AGREEMENT

                       FISHER & PAYKEL INDUSTRIES LIMITED

                                       and

                                DAVID BRIAN HENRY


THIS AGREEMENT is made this 17th day of October 2001

B E T W E E N

FISHER & PAYKEL INDUSTRIES LIMITED with its registered office at 78 Springs Road, East Tamaki, Auckland (hereinafter called "Healthcare") of the one part

A N D

DAVID BRIAN HENRY of 140 Clovelly Road, Bucklands Beach, Auckland (hereinafter called "Mr Henry") of the other part


1.    Appointment

1.1 Healthcare hereby appoints Mr Henry as a consultant to Healthcare to provide general financial and taxation advice to Healthcare and to any related or subsidiary company of Healthcare for the period and upon and subject to the terms and conditions set out in this agreement.

1.2 Nothing in this agreement shall be read or construed so as to constitute Mr Henry as an employee of Healthcare or to restrain or restrict his other activities save and except as specifically set out herein.

1.3 It is contemplated that Mr Henry will attend Healthcare's office when carrying out his duties hereunder but Mr Henry may also utilise his place of business as and when appropriate to the performance of such duties. Attendance at Healthcare's office for any period of less than 4 hours shall be taken as one half day and when working in his own premises a day shall be deemed to consist of 7 hours.

1.4 Mr Henry shall be provided with all necessary facilities in the office of Healthcare and with full and free access to all such information, reports and other material in the possession of the company as may be required by him in order to provide the required consultancy service.

2.    Availability of Mr Henry

2.1 Healthcare recognises that Mr Henry will be providing consultancy services to third parties and accordingly save and except in cases where there is an urgent requirement for his services, Healthcare shall give Mr Henry the longest practicable notice of the days on which his attendance is required.


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2.2   Services to be provided by Mr Henry in his own premises shall be subject to existing commitments by Mr Henry to third parties.

2.3 The parties recognise that at any time and from time to time Healthcare may need urgent advice from Mr Henry and in any such case Mr Henry shall use his best endeavours to provide such urgent advice as and when required by Healthcare.

3.    Payment for Services

3.1 Mr Henry shall be paid a retainer of $75,000 per annum (plus GST) and in consideration for such payment Mr Henry shall provide services for up to 52 days in each calendar year.

3.2 If Healthcare requires Mr Henry to provide services for a period in excess of 52 days in any year of this agreement Mr Henry shall not unreasonably decline to provide such additional services but before agreeing so to do shall be entitled to take into account his obligations to third parties and other commitments. Any such additional services shall be subject to payment of such sum and upon such terms and conditions as may be mutually agreed.

3.3 Mr Henry shall tender an invoice each calendar month, being the sum of $6,250.00 plus GST, together with any sum due as reimbursement of expenses, on or before the 5th day of the next successive calendar month and payment shall be made by Healthcare prior to the 20th day of the month in which each such invoice is received.

4.    Expenses

Mr Henry shall not be entitled to travel expenses between his place of business and Healthcare's office in Auckland, but otherwise shall be entitled to his out-of-pocket expenses and travel costs when travelling elsewhere at Healthcare's request.

5.    Responsibility

Mr Henry shall be responsible to the Chairman of the Board of Directors of Healthcare as regards his conduct and the administration of this agreement. If any dispute or issue arises in respect of his conduct or the services provided or agreed to be provided in accordance with this agreement then Mr Henry and the Chairman of the Board of Directors shall confer together with the object of resolving the matter in dispute in an amicable manner but in default of agreement each party may then take such action as he or it deems fit.

6.    Confidentiality

Mr Henry recognises that in order to provide the services to Healthcare contemplated by this agreement he will necessarily be possessed of information relating to the business and affairs of Healthcare which is of commercial value to Healthcare or to its competitors. Accordingly Mr Henry agrees that during the term of this agreement he will not without the prior written approval of
Healthcare:

6.1 Enter into a consultancy or employment agreement with any third party which carries on a business which is in the same field of activity as Healthcare or which manufactures, designs, imports, produces or sells any products which can be substituted for or compete with products produced or marketed by Healthcare or any subsidiary or associated company of Healthcare or provide services to any such third party.


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6.2   Divulge any information concerning the business or affairs of Healthcare to any third party being information which is not already in the public domain at the time of such disclosure.

7.    Full Time Employment

If during the term of this Agreement Mr Henry secures full time employment with a third party which renders him incapable of carrying out and performing his duties and obligations hereunder then Mr Henry may terminate this agreement by not less than thirty days prior written notice to Healthcare.

8.    Term of Agreement

This agreement has been entered into by the parties on the understanding that Fisher & Paykel Healthcare Corporation Limited will be listed under that name on the New Zealand Stock Exchange and that the registered office will be transferred to 15 Maurice Paykel Place, East Tamaki, Auckland, and accordingly shall commence on the separation of the Healthcare business and of the Appliances business of the Fisher & Paykel group into separate companies, each listed on the New Zealand Stock Exchange (the Separation), or on 1 January 2002 (whichever shall last occur) provided however that if the Board of Directors of Healthcare resolve at any time that the Separation shall not proceed, then this agreement shall terminate forthwith. The term of this agreement shall be for a two year period from the date of commencement as determined by this clause.

9.    Termination

9.1 Each party shall have a right to terminate this agreement by a notice in writing if the other party is in breach of any material term or condition thereof and does not remedy the breach within thirty days of the date of a notice in writing specifying the breach and requiring its remedy.

9.2 Termination of this agreement shall be without prejudice to the other rights or remedies of either party arising out of any default prior to termination and shall also be without prejudice to any sum payable as at the date of termination or services performed or liabilities accrued prior to such date.

10.   Consultancy After Termination

On termination of this agreement for any reason, and if so requested by Healthcare at any time thereafter, Mr Henry shall provide information and assistance concerning the financial affairs of Healthcare during his previous employment or during his consultancy under this agreement for a period of five years from the date of the Separation. Any such information and assistance is to be provided in such manner as may be mutually agreed subject always to any pre-existing commitments made by Mr Henry to third parties existing at the time information is requested. Payment to Mr Henry shall be at an hourly rate of $300 plus GST per hour or otherwise as may be mutually agreed.


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11.   Indemnity

Healthcare shall indemnify Mr Henry against all loss, damages or costs suffered or incurred by Mr Henry in performing his services under the Agreement, except where such loss, damage and/or costs are the direct result of the gross negligence of, or wilful misconduct by, Mr Henry.

12.   Waiver

No waiver of any breach of this agreement shall be deemed to be a waiver of any other or any subsequent breach. The failure of either party to enforce any provision of this agreement at any time shall not be interpreted as a waiver of the provision.

13.   Force Majeure

Neither Healthcare nor Mr Henry shall be liable to perform its or his obligations if the failure results from force majeure which, in the case of Mr Henry shall include serious accident or illness.

14.   Notices

Any notice to be given by either party to the other party shall be deemed to have been duly given if in writing and delivered or posted to the other party at its address as set out in this agreement or to such other address as notified to the other party in accordance with this clause and if delivered shall be deemed to have been received on the day of delivery and if posted on the day next following the day after posting.




Signed by                                    Signed by
FISHER & PAYKEL INDUSTRIES LIMITED:          DAVID BRIAN HENRY:
-----------------------------------          ------------------



   /s/ William Lindsay Gillanders                 /s/ David Brian Henry
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Director                                     Signature



    /s/ Gary Albert Paykel
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Director


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